UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2010

Tree.com, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-34063	26-2414818
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11115 Rushmore Drive, Charlotte, NC	28277
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 541-5351

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.             Other Events.

On January 5, 2010, LendingTree, LLC (“LendingTree”), a wholly-owned subsidiary of Tree.com, Inc., and Source Search Technologies, LLC (“SST”) settled their outstanding patent litigation (Source Search Technologies, LLC v. LendingTree, Inc., et al., No. 04-CV-4420 (U.S. Dist. Ct., D.N.J.)).  The lawsuit alleged that certain aspects of LendingTree’s operations infringe SST’s patent relating to online transactions between buyers and sellers.  In connection with the settlement, LendingTree will pay SST a total of $9.5 million ($4.75 million of which is payable when the parties file a stipulation of dismissal with the court and the other $4.75 million of which is payable four months after the date of the first payment), and SST will grant LendingTree a fully paid-up, irrevocable, worldwide, royalty-free and non-exclusive license under the patent.  Both LendingTree and SST will release each other from any claims they may have against the other based on acts or omissions occurring before the date of the settlement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: January 11, 2010

TREE.COM, INC.

By:	/S/ MATTHEW PACKEY
Matthew Packey Senior Vice President and Chief Financial Officer